UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2009

Comcast Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-32871	27-0000798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Comcast Center Philadelphia, PA		19103-2838
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, we entered into a new employment agreement with Stephen B. Burke, our Executive Vice President, Chief Operating Officer and President of our Cable Division, which was effective as of such date. This agreement secures Mr. Burke’s employment with the Company for five years, through December 31, 2014, and acknowledges his substantially increased responsibilities:  Mr. Burke, in his role as Chief Operating Officer, will be responsible for leading the transition planning and post-closing integration efforts for the Company’s recently announced joint venture (the “NBCU Joint Venture”) with General Electric, which will combine the NBC Universal businesses and the network businesses of the Company.  Mr. Burke will also supervise the NBCU Joint Venture’s Chief Executive Officer.

The new agreement follows the standard form of employment agreement used by the Company for its named executive officers, and includes an obligation to work full-time for the Company, as well as non-solicitation, non-competition and confidentiality obligations.  Notwithstanding his increased responsibilities, the agreement does not provide for any increase in either base salary (Mr. Burke has had the same base salary since March 1, 2008) or annual cash bonus opportunity of 300% of base salary (based on the achievement of performance goals).  The agreement continues the structure of Mr. Burke’s prior employment agreement of crediting contributions to the Company’s deferred compensation plan – here, $2,000,000 on the effective date and a credit in each year of a specified amount, beginning in 2010 in the amount of $2,000,000 (which is approximately the amount to which Mr. Burke was entitled under his prior agreement).

Also under the agreement, Mr. Burke is eligible to receive two cash bonuses, each of $3,000,000, and two restricted stock unit grants, each having a value of approximately $6,000,000.  Vesting under each restricted stock unit grant will occur on the 13th month anniversary of the date of grant, subject generally to continued employment and a performance condition of a year-over-year increase in free cash flow.  One cash bonus and restricted stock unit grant was made following the effective date of the agreement and the other cash bonus and restricted stock unit grant will be made on the earlier of June 30, 2010 or the closing of the NBCU Joint Venture.  Mr. Burke will continue to be subject to our Stock Ownership Policy.

Similarly, on December 18, 2009, we entered into a new employment agreement with Michael J. Angelakis, our Executive Vice President and Chief Financial Officer, which was effective on December 16, 2009. This agreement secures Mr. Angelakis’ employment with the Company for three years, through December 31, 2012, and acknowledges his substantially increased responsibilities:  Mr. Angelakis will assist Mr. Burke in the transition planning and post-closing integration efforts for the NBCU Joint Venture, will be responsible for managing the financing activities related to the closing of the NBCU Joint Venture, and will be the Chief Financial Officer of the larger and more complex Company following closing.

The new agreement also follows the standard form of employment agreement used by the Company for its named executive officers, and includes an obligation to work full-time for the Company, as well as non-solicitation, non-competition and confidentiality obligations.  Notwithstanding his increased responsibilities, the agreement does not provide for any increase in either base salary (Mr. Angelakis has had the same base salary since March 1, 2008) or annual cash bonus opportunity of 300% of base salary (based on the achievement of performance goals).  The agreement continues the structure of Mr. Angelakis’ prior employment agreement of crediting contributions to the Company’s deferred compensation plan – here, $1,000,000 on the effective date and a credit in each year of a specified amount, beginning in 2010 in the amount of $1,500,000 (which is approximately the amount to which Mr. Angelakis was entitled under his prior agreement).

Also under the agreement, Mr. Angelakis is eligible to receive two cash bonuses, each of $1,500,000, and two restricted stock unit grants, each having a value of approximately $3,000,000.  Vesting under each restricted stock unit grant will occur on the 13th month anniversary of the date of grant, subject generally to continued employment and a performance condition of a year-over-year increase in free cash flow.  One cash bonus and restricted stock unit grant was made following the effective date of the agreement and the other cash bonus and restricted stock unit grant will be made on the earlier of June 30, 2010 or the closing of the NBCU Joint Venture.  Mr. Angelakis will continue to be subject to our Stock Ownership Policy.

Finally, on December 16, 2009, we entered into a new employment agreement with Arthur R. Block, our Senior Vice President, General Counsel and Secretary, which was effective as of such date. This agreement secures Mr. Block’s employment with the Company for five years, through December 31, 2014, and acknowledges his substantially increased responsibilities:  Mr. Block will assist Mr. Burke in the transition planning and post-closing integration efforts for the NBCU Joint Venture and will also be responsible for managing the larger and more complex law function of the Company.

The new agreement also follows the standard form of employment agreement used by the Company for its named executive officers, and includes an obligation to work full-time for the Company, as well as non-solicitation, non-competition and confidentiality obligations.  Notwithstanding his increased responsibilities, the agreement does not provide for any increase in annual cash bonus opportunity of 100% of base salary (based on the achievement of performance goals).  Under the employment agreement, Mr. Block will be entitled to an initial annual base salary of $900,000.  He also received a stock option grant having a value of approximately $692,163 and a restricted stock unit grant having a value of approximately $1,692,163 (in each case with vesting generally subject to continued employment over a period of ten years (in the case of the stock option grant) and five years (in the case of the restricted stock unit grant), as set forth in the agreement, and with vesting under the restricted stock unit grant additionally subject to a performance condition of a year-over-year increase in free cash flow).  Mr. Block will continue to be subject to our Stock Ownership Policy.

The above summaries are qualified by their entirety by the terms and conditions set forth in:  (i) the employment agreements of Messrs. Burke, Angelakis and Block, copies of which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively; and (ii) the forms of restricted stock unit grant and long-term incentive awards summary schedule, copies of which are attached hereto as Exhibits 99.4 and 99.5, respectively.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit
Number	Description
99.1	Employment Agreement with Stephen B. Burke, effective as of December 16, 2009.
99.2	Employment Agreement with Michael J. Angelakis, effective as of December 16, 2009.
99.3	Employment Agreement with Arthur R. Block, effective as of December 16, 2009.
99.4	Form of Restricted Stock Unit Grant.
99.5	Form of Long-Term Incentive Awards Summary Schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMCAST CORPORATION (Registrant)

Date:	December 22, 2009	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary